                                                                    EXHIBIT 12.1

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                                          For the
                                 Period from            Years Ended              For the
                                May 1, 1998 to          December 31,           Three Months
                                 December 31,   --------------------------    Ended March 31,
                                    1998        1999       2000       2001         2002
                                    ----        ----       ----       ----         ----
Income (loss) before gain on
disposal of real estate assets,
provision for income taxes and
extraordinary loss..............    $ 55,960  $ 42,535   $(62,202)   $ 54,283     $11,644

Interest Expense
  Notes payable and other debt..      59,428    88,753     95,319      87,032      19,860
  United States Settlement......         --        --         --        4,592       1,471
                                    -----------------------------------------------------
  Earnings......................    $115,888  $131,288   $ 33,117    $145,907     $32,975
                                    =====================================================

Interest Expense
  Notes payable and other debt..      59,428    88,753     95,319      87,032      19,860
  United States Settlement......         --        --         --        4,592       1,471
                                    -----------------------------------------------------
  Fixed Charges.................    $ 59,428  $ 88,753   $ 95,319    $ 91,624     $21,331
                                    =====================================================
  Preferred Stock Dividends.....         --        --         --          --          --
                                    =====================================================
  Ratio of Earnings to Fixed
  Charges and Preferred Stock
  Dividends.....................        1.94      1.48       0.35        1.59        1.55
                                    =====================================================